SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HYPERTENSION DIAGNOSTICS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1

[HDI LOGO]

Predicting Your CardioVascular Health Non-Invasively

October 29, 1999

Dear Shareholder:

      You are cordially invited to attend the 1999 Annual Meeting of Shareholders. This meeting will be held on Tuesday, November 30, 1999 at 10:00 a.m., at the Minneapolis Hilton and Towers, Second Floor, 1001 Marquette Avenue, Minneapolis, Minnesota 55403. Details concerning the meeting are presented in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

      Your vote is important. We encourage you to read the Proxy Statement and sign and return your proxy card in the prepaid envelope provided, so that your shares will be represented at the meeting.

Sincerely,

[MELVILLE R. BOIS SIGNATURE]

Melville R. Bois
Chairman of the Board

2915 Waters Road, Suite 108, Eagan, MN 55121-1562 USA

651-687-9999 • Fax 651-687-0485 • 1-888-PulseWave (785-7392)	www.hdi-pulsewave.com

[HDI LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 30, 1999

      Notice is hereby given that the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. (the “Company”) will be held at the Minneapolis Hilton and Towers, Second Floor, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Tuesday, November 30, 1999 at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors, currently serving as Class I directors, to hold office for a term of three years or until their respective successors have been elected.

2.	To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

3.	To transact any other business as may properly come before the Annual Meeting or any adjournment(s).

      Shareholders of record at the close of business on October 15, 1999 will be entitled to notice of and to vote at the Annual Meeting.

      Since a majority of the outstanding shares of the Company’s Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

[CHARLES F. CHESNEY SIGNATURE]
Charles F. Chesney, D.V.M., Ph.D., R.A.C.
Executive Vice President, Chief Technology
Officer and Secretary

Eagan, Minnesota

October 29, 1999

To ensure your representation at the Annual Meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire. This proxy is solicited on behalf of the Board of Directors of the Company.

HYPERTENSION DIAGNOSTICS, INC.

2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

PROXY STATEMENT

      The Board of Directors of Hypertension Diagnostics, Inc. (the “Company”) is soliciting your proxy for use at the 1999 Annual Meeting of Shareholders to be held on Tuesday, November 30, 1999 or any adjournment(s). This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about October 29, 1999.

GENERAL INFORMATION

Voting

      Each share of the Company’s Common Stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided.

      If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR Proposal One — Election of two incumbent nominees for Class I directors as described below, and FOR Proposal Two — appointment of the independent auditors.

Quorum and Vote Requirements

      The total number of shares outstanding as of October 15, 1999 and entitled to vote at the meeting consisted of 5,109,235 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on October 15, 1999 will be entitled to vote at the Annual Meeting. A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

      Each of the proposals presented at the Annual Meeting will be approved if a majority of the shares of Common Stock present in person or represented by proxy vote for the proposal. Broker nonvotes are not counted as votes for or against a proposal. Abstentions are counted in determining the total number of votes cast on a proposal. An abstention has the effect of a negative vote.

Revoking A Proxy

      If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

STOCK OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

      The following table shows the amount of Common Stock beneficially owned, as of October 15, 1999, by (1) shareholders known by the Company to hold more than 5% of the Common Stock of the Company, (2) each director and executive officer of the Company, and (3) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at the Company’s address.

Name and Address of	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned(1)	Beneficially Owned

Dennis L. Sellke(2)	40,000	*

Greg H. Guettler(3)	78,000	1.5%

Charles F. Chesney, D.V.M., Ph.D., R.A.C.(4)	310,046	5.7%

James S. Murphy(5)	108,981	2.1%

Jay N. Cohn, M.D.(6)	498,052	8.9%

Melville R. Bois(7)	75,000	1.4%

Kenneth W. Brimmer(8)	82,000	1.6%

Stanley M. Finkelstein, Ph.D.(9)	312,071	5.8%
Health Informatics Division, Box 609 UMHC, 420 Delaware Street, S.E. Minneapolis, Minnesota 55455

All Current Directors and Executive Officers as a Group (7 persons)	1,192,079	19.7%

*	Indicates ownership of less than one percent.

(1)	Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days of the Record Date (October 15, 1999) are deemed to be beneficially owned by the person holding the options and warrants for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(2)	Includes options to purchase 40,000 shares.

(3)	Includes options and warrants to purchase 57,000 shares.

(4)	Includes options to purchase 254,046 shares.

(5)	Includes options to purchase 58,981 shares.

(6)	Includes options to purchase 423,878 shares.

(7)	Includes options to purchase 50,000 shares.

(8)	Includes options and warrants to purchase 41,000 shares.

(9)	Includes options to purchase 257,688 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

      Under the Company’s Bylaws, the Board of Directors may from time to time determine the size of the Board. The Board currently has fixed the number of directors at six.

      The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. At this Annual Meeting, the terms of two incumbent directors are expiring. Mr. Bois and Dr. Chesney have been nominated for re-election to Class I and, if elected, will serve a term of three years. The terms of Messrs. Guettler and Sellke expire at the Annual Meeting of Shareholders following fiscal year 2000 and the terms of Dr. Cohn and Mr. Brimmer expire at the Annual Meeting of Shareholders following fiscal year 2001. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

      Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2002 or until their successors are elected. The Board of Directors has nominated for election Melville R. Bois and Charles F. Chesney, D.V.M., Ph.D., R.A.C., both of whom are currently serving as directors.

      It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

      The names and biographical information concerning each nominee and the other directors filling unexpired terms are set forth below, based upon information furnished to the Company by each nominee and the other directors. Each nominee listed below has consented to serve if elected. If a nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

Nominees proposed for election for term expiring at the Annual Meeting following fiscal year 2002:

      Melville R. Bois, age 53. Mr. Bois was elected Chairman of the Board in 1997 and has been a director of the Company since November 1995. From January 1996 until September 1997, he was the Company’s President and Chief Executive Officer. For more than 30 years, Mr. Bois has been employed by title insurance and financial companies. In 1979, he founded and was the owner of Universal Title Insurance Company. This company became Universal Title and Financial Corporation in 1984 and Mr. Bois continues as its President. Universal Title and Financial Corporation is a private holding company which is engaged in commercial real estate and related records and data management. Mr. Bois also is a director of several companies, including Hilex Corporation and Grand Forks Abstract Company. Since 1988, he has been the owner and President of the Bois Family Foundation, a charitable organization.

      Charles F. Chesney, D.V.M., Ph.D., R.A.C., age 57. Dr. Chesney served as President and Chief Executive Officer of the Company from its inception in 1988 until January 1996 when he was appointed Executive Vice President and Chief Technology Officer. He has been a director of the Company since its inception in July 1988 and has been its Secretary since December 1988. From 1978 to 1997, Dr. Chesney was a consultant to P-T Consulting Associates, Inc., a biomedical research, product development and consulting firm, which he owns. From 1984 to 1987, Dr. Chesney was employed by the 3M Company as Research and Development Manager for 3M/ Riker Laboratories in its Pharmaceutical and Health Care Divisions. Dr. Chesney is the founder of a small computer firm which offers data base management systems to large drug and chemical companies and he is the author of more than 30 scientific publications in the fields of medical pathology, toxicology and cardiovascular physiology. Dr. Chesney is a member of more than 30 professional societies and has been engaged in new product research and development in the pharmaceutical, medical device and bio-technology industries since 1974. In 1991, Dr. Chesney became “Board Certified” in regulatory affairs by the Certification Board of the Regulatory Affairs Professional Society. Dr. Chesney holds the degree of Doctor of Veterinary Medicine from the University of Minnesota (1970) and a Ph.D. in Medical Pathology with a minor in Cardiovascular Physiology from the University of Wisconsin-Madison (1973).

Directors serving continuing terms:

Term Ending After Fiscal Year 2000

      Greg H. Guettler, age 45. Mr. Guettler has been the President and a director of the Company since September 1997. Mr. Guettler has more than 20 years of experience in sales, marketing and management positions within the medical industry. Prior to joining the Company, Mr. Guettler was a senior manager at Universal Hospital Services, Inc. (“UHS”), a nationwide provider of medical devices and device management services to the health care industry. During his 14 years at UHS, Mr. Guettler held positions as Director of National and Strategic Accounts where he led a national accounts sales team, as Director of Alternate Care and Specialty Product Promotions where he was responsible for the development of UHS’s alternate care business unit and the nationwide distribution of new medical products, and as Marketing Manager where he was responsible for company-wide marketing and planning. Additionally, Mr. Guettler has held territory sales, sales management, product management, marketing and business development positions for the American Red Cross Blood Services. Mr. Guettler holds a Bachelor of Arts degree from the University of St. Thomas in St. Paul, Minnesota (1977) and a Master of Business Administration (M.B.A.) degree from the University of St. Thomas Graduate School of Management in St. Paul, Minnesota (1983).

      Dennis L. Sellke, age 53. Mr. Sellke was appointed Chief Executive Officer of the Company on April 16, 1999 and was appointed to the Board of Directors in April 1999. Mr. Sellke has nearly 30 years experience in the medical device industry beginning as a territory salesperson for a division of C.R. Bard, Inc. in Chicago. Most recently, Mr. Sellke served as President and Chief Executive Officer of Ela* Angeion LLC, Minneapolis, Minnesota, a French and United States joint venture established to market and sell pacemakers and ICDs in the United States. Mr. Sellke also serves as Chairman of the Board and was Chief Executive Officer of Clarus Medical, Inc., Minneapolis, Minnesota, a privately-held medical device company involved in fiber optic imaging/ OEM manufacturing and laser spinal disc therapy sales. Previous to that, he served over 17 years in various executive, corporate development and marketing capacities with Medtronic, Inc., Fridley, Minnesota. Mr. Sellke holds a Bachelor of Science degree from the School of Business at Southern Illinois University (1968) and a Master of Business Administration (M.B.A.) degree from Rivier College in Nashua, New Hampshire (1978).

Term Ending After Fiscal Year 2001

      Jay N. Cohn, M.D., age 69. Dr. Cohn has served as a director of the Company since its inception in July 1988. Since 1974, Dr. Cohn has been employed by the University of Minnesota Medical School as a Professor of Medicine and was Head of the Cardiovascular Division from 1974 through 1997. Dr. Cohn is the co-inventor of the technology used in the Company’s HDI/ PulseWave-TM-CardioVascular Profiling Instrument. Dr. Cohn is the Company’s Chief Clinical Consultant and has been a consultant to several pharmaceutical firms. He became Chairman of the Company’s Scientific and Clinical Advisory Board in 1996. Dr. Cohn is the immediate past President of the International Society of Hypertension and is also a member of the editorial boards of 12 professional journals and of approximately 17 professional societies. Since 1959, Dr. Cohn has published more than 500 scientific articles and a new textbook of cardiovascular medicine. Dr. Cohn received his M.D. degree from Cornell University (1956). Dr. Cohn also is a director of Medco Research, Inc.

      Kenneth W. Brimmer, age 44. Mr. Brimmer has been a director of the Company since November 1995. Mr. Brimmer presently serves on the board of directors of Rainforest Cafe, Inc., and has served as its Treasurer since May 1995 and its President since April 1997. Mr. Brimmer was previously employed by Grand Casinos, Inc. and its predecessor, from October 1990 until April 1997, serving as Special Assistant to the Chairman of the Board and Chief Executive Officer. Mr. Brimmer also is a director of New Horizons Kids Quest, Inc. and Oxboro Medical International, Inc.

Meetings and Committees of the Board of Directors

      The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Audit Committee assists the Board in overseeing the Company’s accounting policies, internal auditing procedures, internal controls and financial reporting practices. Its functions include making recommendations regarding the appointment and retention of the Company’s independent auditors and reviewing the scope and results of audits by the independent auditors. Members of the Audit Committee are Messrs. Bois and Brimmer. The Compensation Committee reviews and makes recommendations to the Board concerning salaries, bonus awards and benefits for officers and key employees. The Committee also administers the Company’s stock option plans. Members of the Compensation Committee are Messrs. Bois and Brimmer and Dr. Cohn.

      The Board of Directors met six times and took written action in lieu of meeting ten times during fiscal year 1999. The Audit Committee and the Compensation Committee each met one time during fiscal year 1999. Each incumbent director attended all of the total number of Board meetings and all of the committee meetings on which he served during fiscal year 1999.

Compensation of Directors

      Members of the Board of Directors receive no cash compensation for serving on the Board or its committees. However, the Company has granted to each of the Company’s outside directors an option to purchase 25,000 shares at an exercise price of $2.00 per share. On February 19, 1999, the Company granted each of the outside directors an option to purchase 5,000 shares at an exercise price of $2.81 per share. Furthermore, the Company has established for future outside board members an option-based compensation policy for the compensation of such members of its Board of Directors providing that each newly appointed or elected outside director will be granted a ten-year option, vesting over four years, for 20,000 shares of the Company’s Common Stock, exercisable at the fair market value of such stock on the date of grant of the option. In addition, each such outside director will be granted an additional option for 3,000 shares of the Company’s Common Stock at the end of each year of service, vested as of the date of grant, for a ten-year term exercisable at the fair market value of the Common Stock on the date of grant. In addition, the Chairman of the Board will be granted an option for 1,000 shares of the Company’s Common Stock, vested as of the date of grant, for a ten-year term exercisable at the fair market value of the Common Stock on the date of grant.

      On October 30, 1995, the Company entered into a four-year consulting agreement with Jay N. Cohn, M.D., a member of the Board of Directors. Dr. Cohn is also one of the founders of the Company and serves as the Company’s Chief Clinical Consultant and Chairman of the Scientific and Clinical Advisory Board. The agreement is cancellable for any reason by either the Company or Dr. Cohn upon 60 days prior written notice. Under the terms of the agreement, the Company granted Dr. Cohn nonqualified stock options to purchase 449,265 shares, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as clinical liaison and spokesman for the Company’s arterial compliance technology and to use his best efforts to advance the research, clinical penetration and marketing of the Company’s products. All of the shares underlying these options have been fully vested. Dr. Cohn is entitled to certain registration rights with respect to the shares underlying these options.

      Effective August 31, 1998, the Company amended Dr. Cohn’s consulting agreement. Under the amended consulting agreement, Dr. Cohn will perform marketing, sales and public relations activities. As consideration for such additional services, the Company granted Dr. Cohn an option to purchase 100,000 shares of Common Stock under the Company’s 1998 Stock Option Plan, with an exercise price equal to $3.656 per share (which was the fair market value of the Common Stock on the date of grant). The option vests in three equal annual installments commencing on the date of grant. The consulting agreement has been extended through August 2001.

      On January 1, 1996, the Company entered into a consulting agreement with Melville R. Bois, currently the Chairman of the Board of Directors, to serve as the Company’s President and Chief Executive Officer on a part-time basis until such time as the Company appointed another President and/or Chief Executive Officer. Under the terms of the agreement, the Company agreed to pay Mr. Bois a monthly consulting fee of $4,000 and grant Mr. Bois nonqualified stock options to purchase 12,500 shares, which are exercisable for a period of ten years at an exercise price of $2.00 per share. All of the shares underlying such options have been fully vested. The agreement was terminated by the Company in accordance with its terms, upon the hiring of Greg H. Guettler as President in September 1997. On July 1, 1997, the Company granted Mr. Bois a stock option to purchase 12,500 shares at an exercise price of $2.00 per share. All of the shares underlying such options have been fully vested. Mr. Bois is entitled to certain registration rights with respect to the shares underlying his options.

      On February 19, 1999, the Company granted Mr. Brimmer an option to purchase 10,000 shares of Common Stock at an exercise price of $2.81 per share.

      Vote Required. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of the two nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

EXECUTIVE COMPENSATION

      The following table shows, for the fiscal years ending June 30, 1999, 1998 and 1997, respectively, the cash compensation paid by the Company, as well as certain other compensation paid or accrued in those years, to Dennis L. Sellke, the Company’s Chief Executive Officer, Greg H. Guettler, the Company’s President and to each of the other most highly compensated executive officers of the Company in office during fiscal year 1999, whose total cash compensation exceeded $100,000 during fiscal year 1999 (collectively, the “Named Executive Officers”) in all capacities in which they served:

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual
	Fiscal Year	Compensation(1)
Name and	Ending			Securities Underlying
Principal Position	June 30	Salary	Bonus	Options (# Shares)

Dennis L. Sellke(2)	1999	$38,154	$—	100,000
Chief Executive Officer	1998	—	—	—
	1997	—	—	—

Greg H. Guettler(3)	1999	132,423	25,200	5,000
President	1998	105,000	—	150,000
	1997	—	—	—

Charles F. Chesney, D.V.M., Ph.D., R.A.C.	1999	111,646	20,160	5,000
Executive Vice President, Chief	1998	97,026	—	75,000
Technology Officer and Secretary	1997	75,677	—	—

James S. Murphy	1999	107,905	20,020	5,000
Vice President of Finance	1998	76,800	—	53,100
and Chief Financial Officer	1997	40,000	—	6,900

(1)	None of the Named Executive Officers received an aggregate amount of perquisites and other personal benefits exceeding $50,000 or 10% of the officer’s total annual salary and bonus for the fiscal year.

(2)	Mr. Sellke became Chief Executive Officer of the Company in April 1999. Salary reflects partial year.

(3)	Mr. Guettler became President of the Company in September 1997.

Option Grants in Fiscal Year 1999

      The following table provides information about each stock option grant made during the fiscal year ended June 30, 1999 to the Named Executive Officers:

		Percent of Total	Exercise
		Options Granted	or Base
	Options	to Employees	Price	Expiration
Name	Granted	in Fiscal Year	Per Share	Date

Dennis L. Sellke	100,000	51.5%	$2.94	4/15/2009

Greg H. Guettler	5,000	2.6%	$2.81	2/18/2009

Charles F. Chesney, D.V.M., Ph.D., R.A.C.	5,000	2.6%	$2.81	2/18/2009

James S. Murphy	5,000	2.6%	$2.81	2/18/2009

      The following table sets forth certain information regarding exercised and unexercised options held by each of the Named Executive Officers at the end of the fiscal year ended June 30, 1999.

Aggregated Option Exercises in Fiscal Year 1999
and Option Values at Fiscal Year End

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at June 30, 1999		at June 30, 1999(1)
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis L. Sellke	—	$—	40,000	60,000	$—	$—

Greg H. Guettler	—	—	35,000	114,000	7,500	28,500

Charles F. Chesney, D.V.M., Ph.D., R.A.C.	—	—	245,046	57,000	126,625	14,250

James S. Murphy	—	—	53,450	26,550	12,113	6,638

(1)	The values have been calculated based on the closing bid price for the Common Stock of the Company as of June 30, 1999 (before payment of applicable income taxes).

Employment Agreements

      On October 30, 1995, the Company entered into a five-year employment agreement with Dr. Charles F. Chesney to serve as its President and Chief Executive Officer until the Company appointed another President and/or Chief Executive Officer, at which time Dr. Chesney would become the Executive Vice President and Chief Technology Officer (which actually occurred on January 1, 1996). Pursuant to the employment agreement, Dr. Chesney was paid an annual salary (exclusive of benefits, bonuses or incentive payments) subject to annual adjustments to reflect increases in the cost of living. Under the agreement, Dr. Chesney’s base annual salary, plus benefits, bonuses and incentive payments, must be equal to, or greater than, 80% of that paid to the Company’s President and/or Chief Executive Officer. Dr. Chesney also was granted a stock option to purchase 288,046 shares of Common Stock at an exercise price of $1.70 per share and is entitled to certain registration rights with respect to the shares underlying such options. In addition, on August 18, 1997, the Company granted Dr. Chesney a stock option under the 1995 Option Plan to purchase 75,000 shares of Common Stock at an exercise price of $2.00 per share. The employment agreement is terminable by Dr. Chesney for any reason, upon sixty (60) days written notice. Dr. Chesney may be terminated by the Company only for “reasonable cause,” as defined. The employment agreement contains certain confidentiality obligations. On February 19, 1999, the Company granted Dr. Chesney a stock option under the 1998 Option Plan to purchase 5,000 shares of Common Stock at $2.81 per share. In connection with the hiring of Mr. Sellke as Chief Executive Officer, and pursuant to an amendment to Dr. Chesney’s Employment Agreement dated effective April 16, 1999, Dr. Chesney’s annual salary was increased to $128,000, and Dr. Chesney waived the right to any adjustment regarding any other types of compensation which may have otherwise resulted from such other, non-annual types of compensation paid to Mr. Sellke.

      Messrs. Sellke, Guettler and Murphy are currently employed by the Company on an at-will basis with no written agreement. During fiscal year 1999, Mr. Sellke was paid a partial year salary of $38,154, Mr. Guettler was paid an annual salary of $132,423 and received a bonus of $25,200, and Mr. Murphy was paid an annual salary of $107,905 and received a bonus of $20,020. Messrs. Sellke, Guettler and Murphy are also entitled to the usual and customary benefits to which all employees of the Company are entitled. The Company and such individuals are presently negotiating the terms of their respective employment agreements. The Company granted Mr. Sellke on April 16, 1999 a nonqualified Stock Option pursuant to its 1998 Option Plan to purchase 100,000 shares of Common Stock at an exercise price of $2.94 per share; on September 8, 1997, the Company granted Mr. Guettler an option to purchase 150,000 shares of Common Stock at an exercise price of $2.00 per share and an option to purchase 5,000 shares of Common Stock on February 19, 1999 at $2.81 per share; and on July 1, 1997, the Company granted Mr. Murphy an option to purchase 53,100 shares of Common Stock, vesting monthly over the initial four-year period, at an exercise price of $2.00 per share and an option to purchase 5,000 shares of Common Stock on February 19, 1999 at $2.81 per share.

Certain Relationships and Related Transactions

      On October 30, 1995, the Company entered into a four-year consulting agreement with Stanley M. Finkelstein, Ph.D., one of the founders of the Company and currently the Company’s Chief Technical Consultant. The agreement is cancellable for any reason by either the Company or Dr. Finkelstein upon 60 days prior written notice. Under the terms of the agreement, the Company granted Dr. Finkelstein nonqualified stock options to purchase 297,688 shares of Common Stock, which are exercisable for a period of ten years at an exercise price of $1.70 per share, to serve as technical liaison and spokesman for the Company’s arterial compliance technology and to use his best efforts to advance the research, clinical penetration and marketing of the Company’s products. All of the shares underlying these options have been fully vested. Dr. Finkelstein is entitled to certain registration rights with respect to the shares underlying these options.

      See Compensation of Directors in this Proxy Statement for a description of the Company’s consulting agreement with Dr. Cohn.

      The Company’s management believes that the terms of this transaction are no less favorable to the Company than would have been obtained from a nonaffiliated third party for similar services. Any future transactions between the Company and any of its officers, directors or affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. All future material affiliated transactions must be approved by a majority of the independent outside members of the Company’s Board of Directors who do not have an interest in the transactions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, during the fiscal year ended June 30, 1999, all reports required by insiders were filed in a timely manner, except that Charles F. Chesney, D.V.M., Ph.D., R.A.C., Jay N. Cohn, M.D. and Messrs. Greg H. Guettler, Melville R. Bois, Kenneth W. Brimmer and James S. Murphy made late filings with the Securities and Exchange Commission on Form 5, each relating to a single transaction reported at fiscal year end.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP has served as independent auditors to the Company since 1997. The Audit Committee of the Board of Directors has again recommended Ernst & Young LLP to serve as independent auditors for fiscal year 2000. Although it is not required to do so, the Board of Directors desires to submit the appointment of Ernst & Young LLP for shareholder approval at the Annual Meeting.

      A representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions.

      If a majority of shares of Common Stock is not voted to approve the appointment of Ernst & Young LLP, the Board of Directors will reconsider its selection.

OTHER INFORMATION

Shareholder Proposals For 2000 Annual Meeting

      Any shareholder proposal intended for inclusion in the Company’s proxy material for the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on July 3, 2000.

      A shareholder who wishes to make a proposal for consideration at the 2000 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company. The notice must be received no later than September 15, 2000. If the notice is not timely, then the persons named on the Company’s proxy card for the 2000 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

      The Annual Report of the Company for the fiscal year ended June 30, 1999, which includes the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Form 10-KSB Annual Report, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

      The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of Common Stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by directors, officers and employees of the Company.

Other Matters

      As of the date of this Proxy Statement, management knows of no other matters that may come before the Annual Meeting. However, if matters other than those referred to above should properly come before the Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By the Order of the Board of Directors

[CHARLES F. CHESNEY SIGNATURE]
Charles F. Chesney, D.V.M., Ph.D., R.A.C.
Executive Vice President, Chief Technology
Officer and Secretary

PROXY

[LOGO]

HYPERTENSION DIAGNOSTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 30, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Dennis L. Sellke, Greg H. Guettler and Charles F. Chesney, D.V.M., Ph.D., R.A.C., or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Hypertension Diagnostics, Inc. to be held at the Minneapolis Hilton and Towers, Second Floor, 1001 Marquette Avenue, Minneapolis, Minnesota, on November 30, 1999 at 10:00 a.m. Minneapolis, Minnesota time, and at any adjournment(s) thereof, and to vote, as designated below, all shares of Common Stock of Hypertension Diagnostics, Inc. held of record by the undersigned on October 15, 1999 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

      This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR Proposals 1 and 2. Please sign, date and return this proxy form using the enclosed envelope.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

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HYPERTENSION DIAGNOSTICS, INC. 1999 ANNUAL MEETING OF SHAREHOLDERS

1. ELECTION OF CLASS I DIRECTORS:	1 — Melville R. Bois 2 — Charles F. Chesney, D.V.M., Ph.D., R.A.C.	[ ] FOR all nominees listed to the left (except as specified below)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

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2.	APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Dated: , 1999 No. of Shares

Check appropriate box:

Address Change? [ ]            Name Change? [ ]            [ ] I plan to attend the meeting.

Indicate changes below:

[		]
[		]
[		]

Signature(s) In Box

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.